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                              JOHN HANCOCK FUNDS II
                               601 CONGRESS STREET
                           BOSTON, MASSACHUSETTS 02210


October 12, 2005


To Whom It May Concern:

This is written in reference to the shares of beneficial interest (the "Shares") of the following series of John Hancock Funds II, a Massachusetts business trust (the "Trust"), to be offered and sold pursuant to a Registration Statement on Form N-1A (registration number 333-126293) (the "Registration Statement") filed by the Trust with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933:

500 Index Fund                    International Opportunities Fund     Science & Technology Fund
Active Bond Fund                  International Small Cap Fund         Short-Term Bond Fund
All Cap Core Fund                 International Stock Fund             Small Cap Fund
All Cap Growth Fund               International Value Fund             Small Cap Growth Fund
All Cap Value Fund                Intrinsic Value Fund                 Small Cap Index Fund
Blue Chip Growth Fund             Investment Quality Bond Fund         Small Cap Opportunities Fund
Bond Index Fund                   Large Cap Fund                       Small Cap Value Fund
Capital Appreciation Fund         Large Cap Growth Fund                Small Company Fund
Classic Value Fund                Large Cap Value Fund                 Small Company Growth Fund
Core Bond Fund                    Lifestyle Aggressive Portfolio       Small Company Value Fund
Core Equity Fund                  Lifestyle Balanced Portfolio         Special Value Fund
Dynamic Growth Fund               Lifestyle Conservative Portfolio     Spectrum Income Fund
Emerging Growth Fund              Lifestyle Growth Portfolio           Strategic Bond Fund
Emerging Small Company Fund       Lifestyle Moderate Portfolio         Strategic Income Fund
Equity-Income Fund                Managed Fund                         Strategic Value Fund
Financial Services Fund           Mid Cap Core Fund                    Total Return Fund
Fundamental Value Fund            Mid Cap Index Fund                   Total Stock Market Index Fund
Global Allocation Fund            Mid Cap Stock Fund                   U.S. Global Leaders Growth Fund
Global Bond Fund                  Mid Cap Value Fund                   U.S. Government Securities Fund
Global Fund                       Money Market Fund                    U.S. High Yield Bond Fund
Growth & Income Fund              Natural Resources Fund               U.S. Multi Sector Fund
Growth Fund                       Pacific Rim Fund                     Utilities Fund
Growth Opportunities Fund         Quantitative All Cap Fund            Value & Restructuring Fund
Health Sciences Fund              Quantitative Mid Cap Fund            Value Fund
High Yield Fund                   Quantitative Value Fund              Value Opportunities Fund
International Equity Index Fund   Real Estate Securities Fund          Vista Fund
International Growth Fund         Real Return Bond Fund

I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

      1. The Trust has been duly organized under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.

      2. The Shares, when authorized, sold, issued and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

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I consent to the filing of this opinion with the Commission as an exhibit to the
Registration Statement.

Very truly yours,

/s/ Betsy Anne Seel

Betsy Anne Seel, Esq.

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